LEASE TERMINATION AGREEMENT

     THIS, LEASE TERMINATION AGREEMENT ("Agreement") is made as of the day of the 31st day of May , 1996 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Lessor"), a Massachusetts educational corporation with an address of 238 Main Street, Suite 200, Cambridge, Massachusetts 02142 and ENDOGEN, INCORPORATED ("Lessee") , a Delaware corporation with an address of 640 Memorial Drive, Cambridge, Massachusetts 02139.


                                 R E C I T A L

     A. Pursuant to a lease dated August 10, 1993 (as amended, the "Lease"), Lessor leased to Lessee a portion of the third floor of Lessor's building at 640 Memorial Drive, Cambridge, Massachusetts. Capitalized terms used in this Agreement which are defined in the Lease and not otherwise defined herein shall have the same meaning herein as therein.

     B. Lessee has occupied the Premises pursuant to the Lease but now wishes to vacate the Premises and to terminate the Lease.

     C. Lessor is willing to agree to the termination of the Lease upon the terms and conditions herein provided.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Lessee shall vacate the Premises on a phased basis, commencing on or about June 14, 1996 and ending not later than August 14, 1996.

     2. On or about June 14, 1996, Millenium Pharmaceuticals, Inc. ("Millennium") shall be construct within the Premises on the third floor of the Building, at no cost to Lessee, temporary demising partitions dividing the Premises into two areas, one of which shall consist of approximately- 10,000 square feet of rentable area (the "First Occupied Area") , and the other of which shall comprise the balance of the Premises on the third floor of the Building (the "Second Occupied Area") . Lessee shall permit such access to the Premises for Millennium, its contractors, subcontractors and agents, as is necessary for the construction of such temporary demising partitions.

     3. Lessee shall vacate the First Occupied Area and surrender and redeliver it to Lessor in the condition required by the terms of the Lease by June 14, 1996. Upon the redelivery of the First Occupied Area to Lessor, Lessor shall promptly inspect the same and determine whether it has been redelivered in accordance with the terms of the Lease. Lessor shall thereafter promptly notify Lessee whether it accepts the surrender of the First occupied Area. Immediately upon Lessor's acceptance of the surrender of the First Occupied Area, the Lease shall be deemed to be amended so as to delete the First Occupied Area from the Premises for all purposes of the Lease except as otherwise provided in this Agreement.

     4. Lessee shall vacate the Second Occupied Area and surrender and redeliver it to Lessor in the condition required by the terms of the Lease by August 14, 1996. Upon the redelivery of the Second Occupied Area to Lessor, Lessor shall promptly inspect the same and determine whether it has been redelivered in accordance with the terms of the Lease. Lessor shall thereafter promptly notify Lessee whether it accepts the surrender of the Second Occupied Area. Immediately upon Lessor's acceptance of the surrender of the Second occupied Area, the Lease shall terminate in its entirety with the same effect as if the Term had expired on the date of Lessor's acceptance of such surrender, except that those provisions of the Lease which by their terms survive the expiration of the Term (e.g., Section 12(m)) shall survive such termination. Notwithstanding anything to the contrary herein contained, Lessee shall vacate the entire Premises (including, without limitation, the Basement Space) and surrender and redeliver it to Lessor in the condition required by the terms of the Lease by August 14, 1996.

     5 . On or prior to June 14, 1996, Lessee shall yield up and relinquish to Lessor fifteen (15) of the parking spaces leased by Lessee pursuant to Section
10.1 of the Lease, which spaces shall then be available for re-lease by Lessor to a third party.

     6 . Until such time as Lessor accepts the surrender and redelivery of the First Occupied Area, the Lease shall remain in full force and effect regardless of whether or not Lessee actually occupies all or any portion of the First Occupied Area. From and after the date on which Lessor accepts the surrender of the First Occupied Area, Lessee's obligations under the Lease to pay Basic Rent, Taxes and Operating Expenses to Lessee shall be pro-rated to reflect the partial termination of the Lease as to the First Occupied Area except that Lessee shall remain obligated to pay for all electricity consumed in the Premises, whether by Lessee or by others, but Lessee shall have the right to collect from Millennium its pro-rata share of such electric charges. Lessee shall remain obligated to pay Basement Rent in accordance with the terms of the Lease until Lessor has accepted the surrender of the Basement Space.

     7 . All Alterations to the Premises made, installed or constructed on behalf of Lessee, and all of Lessee's Work shall remain in or on the Premises notwithstanding the termination of the Lease as herein provided. Provided that the Lease is terminated pursuant to the terms of this Agreement, Lessor hereby agrees to reimburse Lessee for the undepreciated cost of the

Alterations and Lessee's Work (determined on a straight-line basis) which shall remain in the Premises, by making thirty-three (33) equal monthly payments of $10,727.00 each to Lessee on the first day of each month, commencing on July 1, 1996 and ending on March 1, 1999, inclusive. [Amount of payments is subject to verification by Lessor of undepreciated costs and timely execution of documents.]

      8. Notwithstanding anything contained herein to the contrary, this Agreement shall not be effective unless and until all of the following occur:

     (a) Lessor unconditionally delivers to Lessee an executed counterpart of this Agreement;

     (b) Lessor receives a written waiver from Lifeline Systems, Inc. of its right of offer with respect to the proposed lease of the Premises by Lessor to a third party;

     (c) Lessor receives a written waiver from Pathology Services, Inc. of its right of offer with respect to the proposed lease of the Premises by Lessor to a third party; and

     (d) Lessor unconditionally delivers to such third party a written agreement executed by Lessor leasing the Premises to such third party.

 Lessee acknowledges that Lessor's willingness to enter into this Agreement is based, in part, on Lessor's expectation that third parties over whom Lessor has no control will take the actions described above in this Paragraph. Lessor makes no representation or warranty concerning whether or not such third parties will take such actions so that the foregoing conditions to the effectiveness of this Agreement are satisfied in full.

     9 . It shall constitute an Event of Default under the Lease, for which no notice is required or cure period allowed, if Lessee either (i) fails to surrender and redeliver the First Occupied Area to Lessor in the condition required by the terms of the Lease by June 14, 1996, or (ii) fails to surrender and redeliver the entire Premises to Lessor in the condition required by the terms of the Lease by August 14, 1996. In the event of the occurrence of such an Event of Default, or any other Event of Default under the Lease, then, in addition to the rights and remedies of Lessor as provided in the Lease, Lessor shall have the right, by notice given to Lessee, to terminate this Agreement, whereupon the Lease shall remain in full force and effect as if this Agreement had never been executed.

     10. The Security Deposit shall be accounted for and, to the extent applicable, refunded to Lessee, in accordance with the provisions of Section
25.0 of the Lease, within thirty (30) days of the termination of the Lease in its entirety as herein provided.

     11. Contemporaneously with its execution of this Agreement, Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors of Lessee authorizing Lessee to enter into this Agreement.

     12. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, and no oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     EXECUTED under seal as of the day and year first above written.


            LESSOR:                    MASSACHUSETTS INSTITUTE OF
                                          TECHNOLOGY


Date: 6/12/    ,1996             By: /s/ Philip A. Trussell
                                     --------------------------------------
                                         Philip A. Trussell
                                         Director of Real Estate
                                         Hereunto duly authorized



LESSEE:                     ENDOGEN, INCORPORATED





Date: 5/31     ,1996              By: /s/ Owen A. Dempsey
                                      --------------------------------------
                                      Owen A. Dempsey
                                      President and Chief
                                      Executive Officer
                                      Hereunto duly authorized